EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Pharmasset, Inc. (the “Company”) for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, P. Schaefer Price, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 31, 2007

/s/ P. SCHAEFER PRICE
P. Schaefer Price President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Pharmasset, Inc. and will be retained by Pharmasset, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.